Exhibit 10.3

COLLATERAL PLEDGE AGREEMENT

Date: June 10, 2008

DEBTOR:	PHOENIX FOOTWEAR GROUP, INC. (the “Debtor”)
5840 El Camino Real, Suite 106
Carlsbad, California 92008 Attn: James Riedman
Telecopier No.:

SECURED PARTY:	Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operation division (the “Secured Party”)
245 S. Los Robles Avenue, Suite 700
Pasadena, California 91101
Attn: Phoenix Footwear Group Account Executive

1. Security Interest and Collateral. To secure the payment and performance of the Indebtedness (defined below) which the Debtor may now or at any time hereafter owe to the Secured Party, the Debtor hereby grants the Secured Party a security interest (herein called the “Security Interest”) in all of the following property now or at any time hereafter owned by the Debtor, or in which the Debtor may now or hereafter have an interest (the “Collateral”): (i) the issued and outstanding capital stock, equity securities, membership interests or units, and ownership interests, and rights issued or granted in connection with the foregoing, of any Person that are now or hereafter owned or held of record or beneficially by Debtor, including, but not limited to, the interests listed on Schedule 1 hereto (and the certificates representing such shares, securities and/or interests); (ii) all other capital stock, equity securities, warrants, options, membership interests and units, and ownership interests, and rights issued or granted in connection with the foregoing, issued by any Person now or hereafter owned or held of record or beneficially by Debtor at any time (and the certificates or other documents or instruments representing such shares, securities and/or other interests); and (iii) any and all replacements, products and proceeds of, and dividends, distributions in property or securities, returns of capital or other distributions made on or with respect to, any of the foregoing, together with all rights in connection with such property; provided, however, that the term “Collateral” shall not include more than 66% of the stock of any Subsidiary that is a “controlled foreign corporation” as defined in the United Stated Internal Revenue Code. “Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Debtor to the Secured Party, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Debtor with the Secured Party or with Wells Fargo Merchant Services, L.L.C., and whether the Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

2. Representations, Warranties and Covenants. The Debtor represents, warrants and covenants that:

2.1 The Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by the Secured Party.

2.2 The Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

2.3 The Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

2.4 The Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

2.5 At any time, upon request by the Secured Party, the Debtor will deliver to the Secured Party all notices, financial statements, reports or other communications received by the Debtor as an owner or holder of the Collateral.

2.6 The Debtor will upon receipt deliver to the Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

3. Rights of the Secured Party. The Debtor agrees that the Secured Party may at any time, after the occurrence and during the continuation of an Event of Default (as defined below) and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to the Secured Party of any amounts due or distributable thereon; (ii) in the Debtor’s name or the Secured Party’s name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral; (iii) receive all proceeds of the Collateral; and (iv) hold any increase or profits received from the Collateral as additional security for the Indebtedness, except that any money received from the Collateral shall, at the Secured Party’s option, be applied in reduction of the Indebtedness, in such order of application as the Secured Party may determine, or be remitted to the Debtor.

4. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) the Debtor shall fail to pay any or all of the Indebtedness when due or (if payable on demand) on demand, or the Debtor shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by the Debtor set forth in this Agreement or made to the Secured Party in any financial statements or reports submitted to the Secured Party by or on behalf of the Debtor shall prove materially false or misleading; or (iii) an Event of Default, as defined in any credit agreement or other instrument or agreement evidencing or governing any or all of the Indebtedness, shall occur.

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

5. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights or remedies: (i) declare all unmatured Indebtedness to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code as in effect from time to time in the state of California, including the right to take control of and to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to the Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; or (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property.

6. Miscellaneous. Any disposition of the Collateral in the manner provided in Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to the Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, or by telecopier to the Debtor at its address or telecopier number, as the case may be, set forth above or at the most recent address or telecopier number shown on the Secured Party’s records. All requests under Section 9-210 of the Uniform Commercial Code (i) shall be made in a writing signed by a person duly authorized by Debtor, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Secured Party, and (iv) shall otherwise comply with the requirements of Section 9-210. The Debtor requests that the Secured Party respond to all such requests which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding. The Debtor shall pay Secured Party the maximum amount allowed by law for responding to such requests. The Secured Party’s duty of care with respect to

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. The Debtor will reimburse the Secured Party for all expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness. If this Agreement is signed by more than one person as the Debtor, the term “Debtor” shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Indebtedness shall include all debts, liabilities and obligations owed to the Secured Party by any Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them. This Agreement shall be governed by the internal laws (other than conflict laws) of the state of California and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in California, shall have the meanings therein stated. Each party consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state and federal courts located in Los Angeles County, California.

7. Arbitration

7.1 Arbitration. The parties hereto agree, upon demand by any party (or by Secured Party, who shall be considered a “party” for purposes of this Section 7), to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way the Indebtedness which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

Collateral Pledge Agreement

WFBC/ Phoenix Footwear (pledge of sub’s)

7.2 Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

7.3 No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party (if not otherwise restricted by the terms and conditions of this Agreement) to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

7.4 Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

7.5 Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

7.6 Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

7.7 Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

7.8 Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

7.9 Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

[Signature on next page]

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

IN WITNESS WHEREOF, this Collateral Pledge Agreement has been duly executed by the Debtor as of the date first written above.

PHOENIX FOOTWEAR GROUP, INC.

By
Print Name:
Title:

S-1

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)

SCHEDULE 1

Pledgor/Debtor	Name of Entity	Identity of Pledged Equity	Percentage of Ownership	Certificate Representing Such Securities
Phoenix Footwear Group, Inc.	Penobscot Shoe Company	Common Stock	100%	No. 7212

Phoenix Footwear Group, Inc.	H.S. Trask & Co.	Common Stock	100%	No. 2

Phoenix Footwear Group, Inc.	Phoenix Delaware Acquisition, Inc.	Common Stock	100%	No. 1

Phoenix Footwear Group, Inc.	Chambers Belt Company	Common Stock	100%	No. 1

Phoenix Footwear Group, Inc.	PXG Canada, Inc.	Common Stock	66%	No. 2

1

Collateral Pledge Agreement

WFBC/Phoenix Footwear (pledge of sub’s)